UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2006, Sipex Corporation ("Sipex") amended its Amended and Restated Certificate of Incorporation pursuant to a filing with the Secretary of State of Delaware. The amendment resets the terms of the classes of the members of its Board of Directors such that the Class I directors’ terms will expire at the first annual meeting of stockholders to be held after November 30, 2006, the Class II directors’ terms will expire at the second annual meeting of stockholders to be held after November 30, 2006, and the Class III directors’ terms will expire at the third annual meeting of stockholders to be held after November 30, 2006, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The stockholders approved this amendment at the Annual Meeting of Stockholders held on November 30, 2006. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Likewise, Sipex’s bylaws were amended to conform them to the amendment to its certificate of incorporation discussed above. The certificate of amendment effecting the amendment to the Amended and Restated By-laws is filed herewith as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Certificate of Amendment to Amended and Restated Certificate of Incorporation
3.2 Certificate of Amendment to Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

December 5, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer, Senior VP of Finance and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
3.2	Certificate of Amendment to Amended and Restated Bylaws